UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 28, 2010

Gladstone Commercial Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33097 (Commission File Number)	02-0681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2010, Gladstone Commercial Corporation (the “Company”), through its wholly-owned subsidiary, Gladstone Commercial Limited Partnership (the “Borrower”), entered into a Credit Agreement (the “New Line of Credit”) with Capital One, N.A., as Administrative Agent (the “Administrative Agent”) and Branch Banking and Trust Company (“BB&T”) as an additional lender.

The New Line of Credit replaces the Senior Secured Revolving Credit Agreement, dated as of December 29, 2006, by and among the Borrower, the Company, KeyBank National Association, N.A., as agent, and the other lenders (the “Prior Line of Credit”). The Prior Line of Credit provided for a senior secured revolving credit facility in the amount of $50 million and was scheduled to mature on December 29, 2010.

The New Line of Credit provides for a $50 million senior secured revolving credit facility, which may, upon satisfaction of certain conditions, be expanded up to $75 million by the Administrative Agent and BB&T. The New Line of Credit has a term of three years.  The interest rate per annum applicable to the New Line of Credit is equal to LIBOR, plus an applicable margin of up to three hundred basis points based upon its then existing leverage, and will be charged an annual fee of twenty-five basis points on the $50 million commitment.  Additionally, the Company paid an upfront fee of seventy-five basis points on the $50 million commitment.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by the full text of the New Credit Facility, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

No material early termination penalties or fees were incurred in connection with the repayment of the Prior Line of Credit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of December 28, 2010, by and among Gladstone Commercial Limited Partnership, Gladstone Commercial Corporation, each of the financial institutions initially a signatory thereto together with their successors and assignees under Section 12.6 thereof and Capital One, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION

Date: December 30, 2010	By:	/s/ David J. Gladstone
David J. Gladstone
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Credit Agreement, dated as of December 28, 2010, by and among Gladstone Commercial Limited Partnership, Gladstone Commercial Corporation, each of the financial institutions initially a signatory thereto together with their successors and assignees under Section 12.6 thereof and Capital One, N.A.